UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2010

ICU Medical, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On January 29, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of ICU Medical, Inc. (the “Company”) approved the payment of discretionary bonuses under the Company’s 2009 Officers’ Discretionary Plan (the “Plan”), which provides for bonuses based on performance during fiscal year 2009. The following awards were approved to the following officers for their respective performance during the second half of fiscal year 2009:

Officer	Bonus Amount
George A. Lopez, M.D.	$294,000
Alison D. Burcar	$29,250
Richard A. Costello	$75,000
Scott E. Lamb	$75,000
Steven C. Riggs	$75,000

Awards approved pursuant to the Plan for the first half of fiscal year 2009 were previously reported in the Company’s Current Report on Form 8-K filed on July 23, 2009.

Additionally, the Compensation Committee confirmed payment of the $160,000 non-discretionary bonus to Dr. Lopez, the Chief Executive Officer (the “CEO”) for the achievement of his fiscal year 2009 performance goals, consistent with the terms of the 2008 Performance-Based Incentive Plan.  The 2008 Performance-Based Incentive Plan was previously approved by the Company’s stockholders at the 2008 annual meeting of stockholders and is intended to qualify for the performance-based compensation exception to Section 162(m) of the Internal Revenue Code.

On January 29, 2010, the Compensation Committee approved a form of retention agreement to be entered into by the Company’s executive officers (excluding the CEO), Ms. Burcar, Mr. Costello, Mr. Lamb and Mr. Riggs (the “Executive Officer Retention Agreement”).  The Compensation Committee also approved a form of retention agreement to be entered into by Dr. Lopez (the “CEO Retention Agreement” and together with the Executive Officer Retention Agreement, the “Retention Agreements”).

The Retention Agreements provide that if an executive officer’s employment is terminated by the Company other than for Cause (as defined in the Retention Agreements), disability or death or by the executive officer for Good Reason (as defined in the Retention Agreements) within twelve calendar months (twenty-four months in the case of the CEO) following a change of control, the executive officer is entitled to, among other things, (i) payment of certain accrued obligations, including a pro-rated bonus; (ii) 120% of the executive officer’s annual base salary and target bonus (360% in the case of the CEO); (iii) continuation of health benefits; (iv) other benefits that the executive officer is entitled to receive under any other plan of the Company; and (v) acceleration of any unvested stock options (except in the case of the CEO).

Generally, a change of control is deemed to occur upon the occurrence of any of the following: (i) the acquisition of more than 50% of the Company’s common stock or voting power; (ii) a change in the composition of a majority of the Board which is not supported by the current Board; (iii) the consummation of a reorganization, merger or consolidation involving the Company or a sale or other disposition of all or substantially all of the Company’s assets unless certain conditions are met or (iv) the approval of the Company’s stockholders of a complete liquidation or dissolution of the Company.

The foregoing summary of the Retention Agreements is qualified in its entirety by reference to the Form of Executive Officer Retention Agreement and the Form of CEO Retention Agreement attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, each of which is incorporated herein by reference.

Item 9.01                  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Executive Officer Retention Agreement.
10.2	Form of CEO Retention Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 4, 2010

                                                           ICU MEDICAL, INC.

                                                           /s/ Scott E. Lamb
                                                           Scott E. Lamb
                                                           Secretary, Treasurer and
                                                           Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Executive Officer Retention Agreement.
10.2	Form of CEO Retention Agreement.